UDR, Inc. (NYSE: UDR), has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive real estate properties in primary U.S. markets • S&P 400 Company • $13 Billion Enterprise • 2015 Annualized Dividend of $1.11, ~3.5% Yield CFO: Tom Herzog 720.283.6139 Investor Relations: Chris Van Ens 720.348.7762 Investor Presentation February 2015 Opening doors to the future® Pacific City– Huntington Beach, CA 2015 Development Start

Waterscape – Kirkland, WA Wholly-Owned, Recently Acquired PAGE About UDR, Inc. 3 2014/Recent Highlights 4 Strategic Objectives – Overview 5 Strategic Objectives – In Detail Operations 6 Capital Allocation 9 Balance Sheet and Funding Sources 15 Cash Flow, Dividend and NAV Growth 17 2015 Guidance 19 Operating Trends Update 20 2015 Market Growth Expectations 21 Apartment Fundamentals 22 Definitions and Reconciliations 26 2 Opening doors to the future® 2

ABOUT UDR, INC.

3

UDR STATS [1]

- 22 Markets
- 179 Communities
- 51,293 Homes
- Same-Store Revenue per Occupied Home: $1,631
- Total Portfolio Revenue per Occupied Home: $1,795
- Average Age of Communities: 17 years
- Approximately 45% / 55% A / B Property Quality and 35% / 65% Urban / Suburban Locations
- $875 Million Development Pipeline; 88% in Coastal Markets

UDR'S MARKET COMPOSITION AND PORTFOLIO



Northeast
% of SS NOI: 13%
% of Total NOI: 19%
Development: $218M
Mid-Atlantic
% of SS NOI: 24%
% of Total NOI: 21%
Development: $132M
Seattle
Portland
Boston
New York
Philadelphia
Metro Washington, DC
Baltimore
Richmond
Norfolk
San Francisco
Monterey Peninsula
Denver
Los Angeles
Inland Empire
O.C.
San Diego
Nashville
Dallas
Austin
Orlando
Tampa
West Coast:
% of SS NOI: 41%
% of Total NOI: 41%
Development: $417M
Southwest:
% of SS NOI: 7%
% of Total NOI: 8%
Development: $108M
Southeast:
% of SS NOI: 15%
% of Total NOI: 11%

(1) As of December 31, 2014.
Source: Company documents.

4 GENERATED STRONG FULL-YEAR 2014 SAME-STORE RESULTS • FY 2014 SS Revenue Growth: 4.3% versus 4.0% for multifamily peer REIT average • FY 2014 SS NOI Growth: 5.2% versus 4.4% multifamily peer REIT average 717 Olympic – Los Angeles, CA Pier 4 – Boston, MA Development – Scheduled Completion: 2015 (1) January 1st through February 18th. Source: Company documents. COMPLETED FIVE VALUE ACCRETIVE DEVELOPMENTS IN 2014 • Completed $480M of accretive projects with an average estimated stabilized spread of ~170 bps over cap rates in San Francisco, Metro Washington, DC, and Orange County SOLD $368M OF NON-CORE MULTIFAMILY COMMUNITIES IN 2014 • Sold 10 communities at a 5.7% blended cash flow cap rate that were 18 years old on average and located in Norfolk, VA, Southern CA, Orlando, Tampa, and Metro Seattle INCREASED THE DIVIDEND/SH BY 11%; GREW CASH FLOW BY 10% IN 2014 • 2015 dividend/sh increased by an additional 7% to $1.11 • 2015 AFFO/sh expected to grow 5-8% RECENT OPERATING TRENDS • Move-outs to home purchase at 15% in 4Q14, in-line with UDR’s LT average • Rent-to-income was 18% in 4Q14 • See pages 20 and 21 for market-level operating trend detail SS GROWTH NEW LEASE RENEWAL OCCUPANCY Jan/Feb 2015 (1) 3.6% 5.4% 96.6% Jan/Feb 2014 (1) 0.5% 5.0% 95.9% CREDIT RATING UPGRADE FROM MOODY'S, OUTLOOK CHANGED BY S&P • Senior unsecured credit rating upgraded to Baa1 by Moody’s Investor Services • Senior unsecured credit rating outlook revised to Positive by S&P Rating Services 2014/RECENT HIGHLIGHTS 1 3 4 2 6 5

Drive Total Shareholder Return (TSR) We remain focused on executing UDR’s long-term strategic objectives that will continue to generate safe, consistent cash flow growth and optimize shareholder value 5 Generate High-Quality Cash Flow Growth to Grow the Dividend and NAV per share 1 Drive organic growth / expand margins and improve resident / associate satisfaction through our best-in- class operating platform 2 Allocate capital to accretive opportunities, including development, that strengthen our market mix and portfolio quality 3 Accretively fund growth and maintain a strong and flexible balance sheet STRATEGIC OBJECTIVES - OVERVIEW

6 Garrison Square – Boston, MA Wholly-Owned OPERATIONS Drive organic growth and improve resident / associate satisfaction through our best-in-class operating platform

OPERATIONAL EXCELLENCE (1) Represents UDR’s total NOI inclusive of pro-rata joint venture NOI as of 4Q 2014. (2) LTM is last twelve months. Last 3 years or when UDR began reporting SS growth if < 3 years. Measurement periods end in 4Q 2014. (3) Winning a market is defined as ranking first among MF peers in year-over-year same-store revenue growth in a quarter. (4) Excludes historical BRE and CLP results. 2014 includes data through 4Q 2014. Source: Company and MF peer documents. 7 Our best-in-class operating platform is a competitive advantage that differentiates UDR and continues to generate strong results versus peers BETTER AVERAGE TOP-LINE RESULTS IN PRIMARY MARKETS… AND MORE MARKETS WON (3) OVER TIME… 49% 44% 34% 29% 31% 40% 32% 14% 18% 12% 23% 20% 15% 20% 0% 10% 20% 30% 40% 50% 60% 2008 2009 2010 2011 2012 2013 2014 % of UDR’s Markets Won on a Quarterly SS Revenue Basis (4) UDR MF Peer Avg. AVERAGE SAME-STORE REVENUE GROWTH MARKET % UDR NOI (1) UDR VS. MF PEER AVG. LTM (2) UDR VS. MF PEER AVG. LAST 3 YRS (2) New York 12.9% +160 bps +250 bps Metro D.C. 12.7% +50 bps +95 bps Orange County 12.4% (55) Bps +25 bps SF Bay Area 11.6% (70) Bps (30) Bps Seattle 6.5% (20) Bps (30) Bps Dallas 5.5% +60 bps +90 bps Boston 5.3% +85 bps +245 bps Los Angeles 3.9% (115) Bps (60) Bps 8 Primary Markets Wtd. Avg. 70.8% +20 bps +80 bps

8

OPERATIONS – OPERATING INITIATIVES

Operating efficiencies that boost revenue growth or reduce expense growth are in UDR's DNA. The potential bottom-line impact from some of our current operating initiatives is quantified below

1 REDUCE DAYS VACANT

- 5 days recovered since 2012

2014 AVG. DAYS VACANT
~21 Days
LONG-TERM GOAL
~18 Days

POTENTIAL IMPACT OF 5 DAY REDUCTION

5 LESS DAYS VACANT **x** # OF SS APARTMENT HOMES (~36K) **x** AVG. TURNOVER (~52%) **x** AVG. DAILY RENT (~$55) **=**

~$5.1M IN ADDITIONAL NOI

2 INCREASE MAINTENANCE STAFF EFFICIENCY

- Use efficiency gains to bring more R&M work in-house
- Approximately 50 minutes per day recovered since 2012

RECOVERED HOURS TO-DATE
~50 Minutes
HOURS STILL TO RECOVER
~1.5-2.0 Hours

POTENTIAL IMPACT OF 0.85 HOURS RECOVERED

50 MINUTES RECOVERED **x** AVG. HOURLY RATE FOR 3RD-PARTY WORK (~$40) **x** WORK DAYS IN A YEAR (220) **x** SIZE OF MAINTENANCE STAFF (~360) **=**

~$2.7M IN ADDITIONAL NOI

3 RESURRECT DISCARDED RENTAL LEADS

- Use a corporate outbound call center to reach out to discarded rental leads to gauge interest
- ~400 incremental leases sourced in 2014

2014 INCREMENTAL LEASES GENERATED BY CORPORATE CALL CENTER
~400

POTENTIAL IMPACT OF 400 LEASES

OF INCREMENTAL LEASES (~400) **x** AVG. ANNUAL SS REVENUE PER LEASE (~19,500/YR) **x** MID-YEAR CONVENTION **=**

~$3.9M IN ADDITIONAL NOI

Future efficiency opportunities will serve to maintain our competitive advantage in operations for years to come

Source: Company documents.

9 Columbus Square – NYC, NY UDR/MetLife II Joint Venture CAPITAL ALLOCATION Allocate capital to accretive growth opportunities that strengthen our market mix, portfolio quality and growth rate

CAPITAL ALLOCATION - DEVELOPMENT

10

UNDERWAY AND COMPLETED, NON-STABILIZED DEVELOPMENT - 12/31/2014

- **Size:** 2,430 homes at 100%
- **Cost:** $875M, $472K per home at 100%
- **Spent to Date:** $630M (~72% of total cost)
- Wtd. avg. yield vs. cap rate spread of 150-200 bps

- **Completion timeline of remaining underway development:**
  - **2015**: $326 million
  - **2016**: $162 million
  - **2017:** $116 million


Seattle
1 land parcel
Boston
1 underway asset, $218M
2 land parcels, 2 entitled
San Francisco
1 underway asset, $162M
2 land parcels, 1 entitled
Denver
1 underway asset (2), $108M
Metro Washington, DC
1 completed asset, $132M
Los Angeles
1 underway asset, $54M
5 land parcels, 2 entitled
Orange County
1 underway asset, $63M
2 completed assets, $139M
1 land parcel, 1 entitled
Dallas
2 land parcels (3), 2 entitled

SHADOW PIPELINE AT 12/31/2014

UDR WHOLLY-OWNED LAND STATS (1)

- **Parcels:** 6 total; 4 entitled
- **Locations:** Los Angeles, Boston, Dallas, Orange County
- **Cost Basis:** $158M
- **Potential Homes:** 1,100-1,400 homes
- **Potential Construction Cost:** $700-$800M

UDR/METLIFE JV LAND STATS AT 100%

- **Parcels:** 7 total; 4 entitled
- **Locations:** Seattle, Los Angeles, SF Bay Area, Dallas
- **Cost Basis:** $173M; UDR share is $55M
- **Potential Homes:** 3.0-3.5K homes
- **Potential Construction Cost:** $800-$900M; UDR share: $400-$500M

POTENTIAL SHADOW PIPELINE VALUE CREATION FOR UDR: $400 TO $450M

(1) Includes consolidated joint ventures of which UDR owns 95%.
(2) UDR has the option to purchase the property upon completion of construction and receives 50% of the upside upon acquisition of the asset or sale to a third party.
(3) A portion of the Dallas land is wholly-owned and a portion is held in the UDR/MetLife Vitruvian Park® Joint Venture.
Note: Dollar amounts presented at UDR's ownership interest unless otherwise noted.
Source: Company documents.

CAPITAL ALLOCATION – VALUE CREATION Development remains our most attractive capital allocation opportunity 11 (1) Includes Capitol View on 14th – Washington, DC, Bella Terra – Huntington Beach, CA, Channel @ Mission Bay – San Francisco, 13th & Market – San Diego, Fiori – Dallas, Domain College Park – College Park, MD. Source: Company documents. Average Initial Returns Available to UDR 2% 3% 4% 5% 6% 7% 8% Dev. Acq. Market Cap Rate: 4.5% +175bp Spread = Stabilized Yield: 6.3% $(0.035) $0.055 $0.08 ($0.10) ($0.05) $0.00 $0.05 $0.10 Drag Accretion Accretion Expected Development Cash Flow Generation Average ’15E / ’16E development drag / accretion Annual est. accretion upon stabilization $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 Accretion Expected NAV/sh Accretion $2.40 Under Construction Developments: $604M + Completed, Non-Stabilized Developments: $271M + Stabilized, Non-Mature Developments(1): $571M = Total Development: $1.45B is expected to create ~$550-650 million in NAV Cash flow/sh and NAV/sh growth are expected to remain strong as developments stabilize

12 PROGRESS OF DEVELOPMENT PROJECTS • In aggregate, our pipeline’s weighted average spread between estimated stabilized yields and current cap rates is 190 to 195 basis points, inside of our 150 to 200 basis point targeted range (1) Channel @ Mission Bay – San Francisco, CA; Pier 4 – Boston, MA; 399 Fremont – San Francisco, CA; 13th & Market – San Diego, CA; Beach & Ocean - Huntington Beach, CA; Fiori – Dallas, TX; Los Alisos – Mission Viejo, CA; Domain College Park – University of Maryland; DelRay Tower – Wash., DC; Bella Terra – Huntington Beach, CA; Capitol View – Wash., DC; 2801 Kelvin – Irvine, CA; 3033 Wilshire – Los Angeles. Table excludes Steele Creek – Denver, CO. Size of dot indicates relative $ size of development project. Source: Company documents. LEASE-UP PROGRESS PROJECT MARKET # OF HOMES QTR OF INIT. OCCUPANCY % LEASED AS OF 2/11/15 % OCCUP. AS OF 2/11/15 Los Alisos Mission Viejo, CA 320 3Q 2013 92.8% 90.1% DelRay Tower Washington, DC Metro 332 3Q 2014 61.4% 54.5% Beach & Ocean Huntington Beach, CA 173 4Q 2014 80.3% 69.9% Pier 4 Boston, MA 369 1Q 2015 11.9% -- Steele Creek Denver, CO 218 2Q 2015 11.9% -- DEVELOPMENT PROGRESS (50) - 50 100 150 200 250 300 350 400 450 Development Project (1) Performance Domain College Park, (DC) $61M Los Alisos (OC), $88M Channel @ Mission Bay (SF), $147M 13th & Market (SD), $37M 399 Fremont (SF), $162M Wtd. Avg. Fiori (Dallas), $49M Bella Terra (OC), $151M DelRay Tower (DC), $132M Beach & Ocean (OC), $52M Pier 4 (Boston), $218M Capitol View (DC), $126M 2801 Kelvin (OC), $63M Under Construction / In Lease-Up Stabilized Below In-Line Above Estimated Spread Between Trended Yield and Current Market Cap Rate 3033 Wilshire (LA), $54M

UDR’S DEVELOPMENTS 13 Some of our recent developments are presented below

6.2% 8.4% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% ROIC ROE 4Q 2014 Joint Venture ROIC and ROE (1) As of December 31, 2014. Includes the recently sold Texas JV. (2) Measured at gross book value at 100%. Source: Company documents. Columbus Square – New York, NY UNCONSOLIDATED JV SIZE ($M) (1,2) OWN. INTEREST TYPE MetLife $2,910 49% Long-term partnership in high-quality, core assets Operating $2,525 50% Long-term partnership in high-quality, core operating assets Development $210 51% 399 Fremont - San Francisco; Residences at 2801 Kelvin - Orange County; 3033 Wilshire – Los Angeles Land $173 32% 7 land sites in long-term development partnership Kuwait Finance House $284 30% Medium-term partnership focused on Washington, DC UDR HAS THREE PRIMARY OPERATING JV RELATIONSHIPS THAT COMPRISE $3.5 BILLION (1,2) OF APARTMENT COMMUNITIES. THESE RELATIONSHIPS: • Provide a stable source of favorably priced, long-term capital • Reduce effective cost of capital while enhancing returns via promotes and fee income 14 Current – San Diego, CA UDR/MetLife II Joint Venture 4.4% 1.8% 4.2% 4.2% 0.0% 2.0% 4.0% 6.0% UDR/ML UDR/KFH Wt. Avg. UDR SS 4Q 2014 YOY JV SS Rev. Growth(1) UDR sold its 20% interest in its Texas JV in January 2015. Proceeds totaled ~$400M at 100%. UDR received proceeds of ~$43M from the sale inclusive of a promoted interest and fees. UDR’s unlevered IRR over the hold period was ~14%. JOINT VENTURES

15 Edgewater – San Francisco, CA Wholly-Owned BALANCE SHEET Maintain a strong and flexible Balance Sheet while seeking to further improve our metrics over time

METRIC YE 2014A YE 2015E YE 2016E Debt-to-assets 38.6% 36% to 38% 34% to 36% Net debt-to-EBITDA 6.5x 5.8x to 6.2x 5.4x to 5.8x Fixed Charge Coverage 3.6x 3.6x to 4.0x 3.8x to 4.2x BALANCE SHEET AND FUNDING SOURCES 16 INVESTMENT GRADE UNSECURED RATINGS • Moody’s: Upgraded to Baa1, stable outlook – 3Q 2014 • S&P: Revised to BBB, positive outlook – 3Q 2014 By year-end 2016, we expect to achieve our target leverage profile… Source: Company documents. …as we also continue to improve our credit profile and lower our debt financing costs In 2015 and 2016 we will continue to fund development and land acquisitions. Our Capital needs are reasonably sized in both years SOURCES ($ IN MILLIONS) 2015E 2016E New Debt & Equity and Sales Proceeds $700 to $850 $500 to $650 Construction Loan Proceeds $120 to $140 $25 to $75 AFFO in Excess of Rev. Enhancing Capex and Dividends and Other $100 to $135 $90 to $125 Total $925 to $1,125 $625 to $825 USES ($ IN MILLIONS) 2015E 2016E Development, Redev. and Land Acq. $(400) to $(450) $(400) to $(450) Acquisitions $0 to $(150) $(0) to $(150) Debt Maturities $(516) $(214) Total $(925) to $(1,125) $(625) to $(825)

17 Elements Too – Seattle, WA Wholly-Owned CASH FLOW, DIVIDEND AND NAV GROWTH Generate high-quality Cash flow growth to drive dividend and NAV per share growth

SS/Non-SS NOI: 6% Development Earn-in: 3% Debt Refinancings: 1% Other, net (3): (3.5)% -6% -4% -2% 0% 2% 4% 6% 8% 10% 12% CASH FLOW, DIVIDEND & NAV GROWTH (1) Dividend/sh is expected to grow with AFFO/sh in 2015 and 2016. (2) Flat cap rate expectation. (3) Other, net includes impact from lower income tax benefit and loss of Texas JV FFO due to sale. Source: Company documents and forecasts and peer documents and BMO Capital Markets. 18 After strong AFFO/sh growth in 2014, solid operating results and development earn-in (somewhat offset by reloading the dev. pipeline) are expected to drive cash flow, dividend and NAV growth in 2015 Components of UDR’s 2015E AFFO/sh growth at 6.5% growth midpoint 4% 6% 8% 10% 12% 14% UDR 2014A UDR 2015E UDR 2016E AFFO/sh Growth (1) 10% 6-9% 5-8% 6% 8% 10% 12% UDR 2015E UDR 2016E NAV/sh Growth (2) 8-10% 8-10% Nets to 6.5% growth at the midpoint

19 EARNINGS PER SHARE GUIDANCE 1Q 2015E FULL-YEAR 2015E FFO per common share $0.41 to $0.43 $1.60 to $1.66 FFO as Adjusted per common share $0.38 to $0.40 $1.58 to $1.64 Adjusted Funds from Operations (“AFFO”) $0.35 to $0.37 $1.41 to $1.47 Annualized Dividend per common share $1.11 SAME-STORE GUIDANCE FULL-YEAR 2015E Revenue growth 3.75% to 4.25% Expense growth 2.50% to 3.00% NOI growth 4.00% to 5.00% Physical occupancy 96.5% SOURCES OF FUNDS ($M) FULL-YEAR 2015E Sales Proceeds and Debt and Equity Issuances $700 to $850 Construction Loan Proceeds $120 to $140 USES OF FUNDS ($M) FULL-YEAR 2015E Debt maturities $(516) Development/Redev. Spend and Land Acquisition $(400) to $(450) Acquisitions $0 to $(150) Source: Company documents. Delancey at Shirlington – Washington, DC Wholly-Owned 2015 GUIDANCE

OPERATING TRENDS UPDATE (1)

20

Same-Store (SS) Market	% Total NOI	% SS NOI	Effective YOY SS New Lease Rate Growth		Effective YOY SS Renewal Lease Rate Growth		Annualized SS Turnover as of February 18	
	4Q 2014	4Q 2014	QTD 1Q15(1)	QTD 1Q14(1)	QTD 1Q15(1)	QTD 1Q14(1)	YTD 2015	YTD 2014
New York	12.9%	8.5%	5.8%	2.3%	5.1%	5.4%	25.4%	24.2%
Metro Wash., DC	12.7%	13.2%	(0.7)%	(4.7)%	3.5%	3.7%	34.8%	34.8%
Orange County	12.4%	10.3%	6.7%	2.8%	5.4%	4.1%	37.3%	51.3%
San Francisco Bay Area	11.6%	13.3%	7.6%	4.8%	8.4%	5.7%	36.4%	43.3%
Seattle	6.5%	5.3%	4.0%	1.1%	7.8%	6.8%	39.7%	38.0%
Dallas	5.5%	4.8%	6.3%	(0.4)%	4.9%	5.6%	49.8%	48.2%
Boston	5.3%	4.6%	0.4%	2.4%	5.7%	5.1%	34.7%	35.3%
Baltimore	4.7%	5.7%	0.4%	(4.1)%	3.6%	4.7%	37.4%	38.7%
Los Angeles	3.9%	4.8%	6.4%	1.6%	5.3%	4.7%	32.2%	38.7%
Tampa	3.7%	5.0%	4.2%	3.3%	5.6%	5.5%	45.2%	45.0%
Orlando	3.6%	4.8%	2.9%	0.5%	5.8%	5.9%	44.9%	41.0%
Nashville	2.9%	4.0%	2.5%	0.0%	4.3%	4.8%	45.9%	48.8%
Monterey Peninsula	2.5%	3.4%	6.8%	(2.6)%	5.6%	3.2%	33.1%	47.1%
Other S. CA	2.5%	2.4%	3.2%	2.7%	4.5%	5.7%	38.4%	48.4%
Austin	2.4%	2.4%	2.5%	5.3%	4.0%	6.4%	37.8%	39.0%
Richmond	2.2%	3.0%	(5.0)%	(1.6)%	4.3%	3.8%	41.4%	41.9%
Portland	1.1%	1.5%	4.2%	3.8%	8.9%	6.7%	36.7%	38.7%
Norfolk	1.0%	1.3%	(4.0)%	(6.9)%	4.1%	3.0%	56.1%	50.9%
Total / SS Wtd. Avg.	**97.4%**	**98.3%**	**3.6%**	**0.5%**	**5.4%**	**5.0%**	**39.5%**	**42.3%**

(1) January 1st through February 18th.
Source: Company documents.

21

2015 MARKET GROWTH EXPECTATIONS


West Coast:
% of SS NOI: 41%
% of Total NOI: 41%
UDR Same-Store Markets
Revenue Growth(1)
Northeast
% of SS NOI: 13%
% of Total NOI: 19%
Mid-Atlantic
% of SS NOI: 24%
% of Total NOI: 21%
Seattle
Portland
Boston
New York
Metro Washington, DC
Baltimore
Richmond
Norfolk
San Francisco
Monterey Peninsula
Los Angeles
O.C.
Other SoCal
Nashville
Dallas
Austin
Orlando
Tampa
> 4.25% Revenue Growth
3.75% to 4.25% Revenue Growth
< 3.75% Revenue Growth
Southwest:
% of SS NOI: 7%
% of Total NOI: 8%
Southeast:
% of SS NOI: 15%
% of Total NOI: 11%

Market	% of 4Q14 SS NOI	% of 4Q14 Total NOI	Market	% of 4Q14 SS NOI	% of 4Q14 Total NOI	Market	% of 4Q14 SS NOI	% of 4Q14 Total NOI
Austin	2.4%	2.4%	New York	8.5%	12.9%	Richmond	3.0%	2.2%
Baltimore	5.7%	4.7%	Norfolk	1.3%	1.0%	Monterey Peninsula	3.4%	2.5%
Boston	4.6%	5.3%	O.C.	10.3%	12.4%	Seattle	5.3%	6.5%
Dallas	4.8%	5.5%	Orlando	4.8%	3.6%	SF Bay Area	13.3%	11.6%
Los Angeles	4.8%	3.9%	Oth. S. CA	2.4%	2.5%	Tampa	5.0%	3.7%
Metro Wash., DC	13.2%	12.7%	Portland	1.5%	1.1%	**TOTAL**	**98.3%**	**97.4%**
Nashville	4.0%	2.9%						

Non-Core Markets: Monterey Peninsula and Norfolk.

(1) Revenue growth based on UDR's current 2015 market-level forecast.
Source: Company documents.

13th and Market – San Diego, CA UDR/MetLife II Joint Venture 22 APARTMENT FUNDAMENTALS

To average the number of completions from 1997-2008, 620K additional multifamily homes were needed from 2009-2012 Source: U.S. Census Bureau, Axiometrics, Moody’s and Bureau of Labor Statistics. 23 22-35 year olds comprise the primary renter cohort with a 60%+ propensity to rent. This cohort is forecast to grow through 2025 In addition to population growth, jobs are a primary multifamily demand driver. Job growth is forecast to improve in 2015 and 2016 55 58 61 64 67 '10 '13 '15E '20E '25E '30E 22-35 Year Old Population (M) DEMOGRAPHIC TRENDS SIGNAL CONTINUED AND SUSTAINABLE DEMAND FOR RENTAL HOUSING APARTMENT FUNDAMENTALS (DEMAND) 264 285 324 317 301 301 313 315 340 355 351 322 267 107 108 159 224 331 349 279 0.0% 0.5% 1.0% 1.5% 2.0% 100 150 200 250 300 350 400 National Multifamily Completions (000s) Completions (lt. axis) '97-'08 Avg. (lt. axis) '15E-'16E Avg. (lt. axis) Completions as % of Stock (rt. axis) 1997-2008 Avg.: 316K 2015E-2016E Avg.: 314K New multifamily supply is expected to be slightly elevated versus historical norms in 2015 before declining in 2016 -5.0% -3.0% -1.0% 1.0% 3.0% U.S. Employment Growth 75 95 115 135 2005 2007 2009 2011 2013 Job Growth by Age Cohort Indexed at 100 at YE 2005 20-34 Yrs. 35-44 Yrs. 45-54 Yrs. 55+ Yrs.

Our portfolio is well positioned when comparing expected job growth to new supply in our major markets from 2015 through 2016 24 (1) Size of dots represents UDR’s total NOI concentration in a market. Includes joint venture homes at UDR’s pro-rata ownership interest. Excludes core markets that contribute less than 1% of NOI. (2) Walk score measures the walkability of any location based on surrounding retail, entertainment, etc. on a 0 to 100 scale. Source: Axiometrics, Bureau of Labor Statistics, Moody’s Analytics and Walk Score. APARTMENT FUNDAMENTALS (MF SUPPLY) Washington, DC New York Orange County San Francisco Seattle Boston Dallas Baltimore Los Angeles Austin Other S. CA National 2% 6% 10% 0.50 0.75 1.00 1.25 1.50 1.75 2.00 2.25 2.50 2.75 3.00 3.25 3.50 3.75 4.00 ’15 E- ’16 E Cu m u la ti ve M ar ke t R en t G ro w th p er Axiom et ric s Demand/Supply Ratio ’15E-’16E More than enough jobs to absorb expected new supply(1) Not enough jobs to absorb expected new supply(1) MARKET UDR AVG. WALK SCORE PEER AVG. WALK SCORE UDR > PEER AVG. Austin 57 32  Boston 34 57  Dallas 50 53  Los Angeles 78 73  Metro DC 65 51  New York 97 79  Orange Cty 64 50  San Francisco 69 65  Seattle 72 61  Green = Ahead;  = In-Line; Red = Behind Augmenting these favorable supply/demand fundamentals are our better-than- average “walkability (2)” scores versus the peer group

200 400 600 800 1,000 1,200 2007 2008 2009 2010 2011 2012 2013 2014 National SF Permits (000s) - SAAR National SF Permits (000s) - SAAR (1) Data as of February 13, 2015. Source: U.S. Census Bureau, Axiometrics, National Association of Realtors and Freddie Mac. APARTMENT FUNDAMENTALS (SF HOUSING) 25 69.0% 64.0% 62% 64% 66% 68% 70% '90 '92 '94 '96 '98 '00 '02 '04 '06 '08 '10 '12 '14 U.S. Homeownership Rate The homeownership rate continues to decline. Every 1% drop in the homeownership rate results in approximately 1.1M new renters Still, single-family housing is recovering at a slow, measured pace from its near- term nadir reached in early 2009, but softer than expected demand thus far has been disappointing versus economists’ forecasts Even declining mortgage rates over the past year have not provided the necessary spark for a widespread improvement in single-family demand -1% -1% -1% -2% -2% -4% -6% [VALUE] -6% -8% 5% 5% 4% 8% 4% 4% 3% 7% 2% 0% -10% -5% 0% 5% 10% L.A. San Diego Dallas San Fran. National O.C. Boston Seattle NYC Metro DC YOY Mortgage Payment Increase(1) YOY Rent Increase(1)

DEFINITIONS AND RECONCILIATIONS

26

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds From Operations ("AFFO"): The Company defines AFFO as FFO as Adjusted less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to UDR, Inc. is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income attributable to UDR, Inc. to AFFO is provided on page 30 of this presentation.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Discontinued Operations: Effective January 1, 2014, UDR prospectively adopted Accounting Standards Update ("ASU") No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, for all communities not previously sold or classified as held for sale. ASU 2014-08 incorporates into the definition of a discontinued operation a requirement that a disposition represent a strategic shift in an entity's operations, which resulted in UDR no longer classifying the sale of communities as a discontinued operation. Communities that meet the criteria to be classified as held for disposition subsequent to the adoption of ASU 2014-08 are presented as held for disposition in the Consolidated Balance Sheet for the current period, but do not meet the criteria to be classified as discontinued operations in accordance with ASU 2014-08.

Prior to the prospective adoption of ASU 2014-08, FASB ASC Subtopic 205.20, required, among other things, that the primary assets and liabilities and the results of operations of UDR's real properties that have been sold or are held for disposition, be classified as discontinued operations and segregated in UDR's Consolidated Statements of Operations and Consolidated Balance Sheets. Consequently, the primary assets and liabilities and the net operating results of those properties sold or classified as held for disposition prior to January 1, 2014 are accounted for as discontinued operations for all periods presented. This presentation does not have an impact on net income available to common stockholders, it only results in the reclassification of the operating results within the Consolidated Statements of Operations for the periods ended December 31, 2014 and 2013, and the reclassification of the assets and liabilities within the Consolidated Balance Sheets as of December 31, 2014 and December 31, 2013.

During the twelve months ended December 31, 2013, UDR sold 2 communities with a total of 914 homes. During the twelve months ended December 31, 2014, UDR sold one commercial property that was classified as real estate held for disposition prior to the adoption of ASU 2014-08 and is therefore presented as a discontinued operation. The results of operations for these properties are classified on the Consolidated Statements of Operations on Attachment 1 of the Company's quarterly supplemental disclosure in the line item entitled "Income from discontinued operations, net of tax".

In thousands	4Q 2014	4Q 2013	YTD 2014	YTD 2013
Rental income	$ -	$ 2,021	$ 147	$ 9,151
Rental expenses	-	777	225	3,511
Property management	-	56	4	252
Real estate depreciation	-	350	-	1,958
Other operating expenses	-	8	21	34
Non-property (income)/expense	-	(96)	-	(96)
Total expenses	-	1,095	250	5,659
Income before net impairment of real estate held for disposition and net gain on the sale of depreciable property	-	926	(103)	3,492
Net gain on the sale of depreciable property, net of tax	-	(1,469)	75	(1,469)
Income tax benefit/(expense)	-	41,919	38	41,919
Income/(loss) from discontinued operations, net of tax	$ -	$ 41,376	$ 10	$ 43,942

Effective New Lease Rate Growth: The Company defines effective new lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on all new leases commenced during the current quarter.

Management considers effective new lease rate growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines effective renewal lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on all renewed leases commenced during the current quarter.

Management considers effective renewal lease rate growth a useful metric for investors as it assesses market-level, in-place demand trends.

Estimated Quarter of Completion: The Company defines estimated quarter of completion of a development or redevelopment project as the date on which construction is expected to be completed, but does not represent the date of stabilization.

Fixed Charge Coverage Ratio: The Company defines Fixed Charge Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, RE[3] income tax, divided by total interest plus preferred dividends.

Management considers fixed charge coverage a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise fixed charge coverage is provided on page 29 of this presentation.

Funds From Operations as Adjusted: The Company defines FFO as Adjusted as FFO excluding the impact of acquisition-related costs and other non-comparable items including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and TRS property, deferred tax valuation allowance increases and decreases, storm-related expenses and recoveries, severance costs and legal costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to UDR, Inc. is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to UDR, Inc. to FFO as Adjusted is provided on page 30 of this presentation.

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating units.

Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Funds From Operations ("FFO"): The Company defines FFO as net income (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002. In the computation of diluted FFO, OP units, unvested restricted stock, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive; therefore, they are included in the diluted share count.

DEFINITIONS AND RECONCILIATIONS 27

Activities of our taxable REIT subsidiary (TRS), RE³, include development and land entitlement. From time to time, we develop and subsequently sell a TRS property which results in a short-term use of funds that produces a profit that differs from the traditional long-term investment in real estate for REITs. We believe that the inclusion of these TRS gains in FFO is consistent with the standards established by NAREIT as the short-term investment is incidental to our main business. TRS gains on sales, net of taxes, are defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income attributable to UDR, Inc. to FFO is provided on page 30 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Interest Coverage Ratio: The Company defines Interest Coverage Ratio as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, RE³ income tax, divided by total interest.

Management considers interest coverage ratio a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise interest coverage ratio is provided on page 29 of this presentation.

Joint Venture Reconciliation at UDR's Weighted Average Pro-Rata Ownership Interest

In thousands	4Q 2014	YTD 2014
Income/(loss) from unconsolidated entities	$ (2,074)	$ (7,006)
Management fee	1,057	3,945
Interest expense	8,121	31,172
Depreciation	12,207	42,133
General and administrative	533	924
Other income/expense	(811)	(2,121)
Total Joint Venture NOI at UDR's Pro-Rata Ownership Interest	$ 19,033	$ 69,047

JV Return on Equity ("ROE"): The Company defines JV ROE as the pro rata share of property NOI plus property and asset management fee revenue less interest expense, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

JV Return on Invested Capital ("ROIC"): The Company defines JV ROIC as the pro rata share of property NOI plus property and asset management fee revenue divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.75% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income attributable to UDR, Inc. to NOI is provided below.

In thousands	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013
Net income/(loss) attributable to UDR, Inc.	$ 65,417	$ 40,549	$ 30,007	$ 18,361	$ 36,700
Property management	5,668	5,598	5,527	5,345	5,233
Other operating expenses	2,174	2,009	2,162	1,926	1,925
Real estate depreciation and amortization	91,406	89,339	88,876	88,533	88,301
Interest expense	32,792	33,087	31,691	32,884	33,360
Casualty-related (recoveries)/charges, net	41	-	-	500	-
General and administrative	11,722	11,554	12,530	11,994	11,532
Tax provision/(benefit), net (includes valuation adjustment)	(7,087)	(2,492)	(2,190)	(3,329)	15
Income/(loss) from unconsolidated entities	2,074	939	428	3,565	(5,666)
Interest and other income, net	44	(9,061)	(1,426)	(1,415)	(1,328)
Joint venture management and other fees	(3,445)	(3,165)	(2,747)	(3,687)	(3,095)
Other depreciation and amortization	2,117	1,385	1,193	1,080	3,281
(Income)/loss from discontinued operations, net of tax	-	(79)	(18)	(24,294)	(41,376)
(Gain)/loss on sale of real estate owned, net of tax	(61,267)	(31,302)	(26,709)	87	-
Net income/(loss) attributable to noncontrolling interests	2,335	1,443	1,079	651	1,302
Total consolidated NOI	$ 143,991	$ 139,804	$ 140,403	$ 132,201	$ 130,184

Non-Mature: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in Same-Store Communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Physical Occupancy: The Company defines physical occupancy as the number of occupied homes divided by the total homes available at a community.

DEFINITIONS AND RECONCILIATIONS

28

QTD Same-Store ("SS") Communities: The Company defines QTD SS Communities as those communities stabilized for five full consecutive quarters. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the quarter in the prior year, there is no plan to conduct substantial redevelopment activities, and the community is not held for disposition within the current year.

RE³: RE³ is the Company's taxable REIT subsidiary ("TRS") that focuses on development, land entitlement and short-term hold investments. TRS gains on sales, net of taxes, is defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Recurring Capital Expenditures: The Company defines recurring capital expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where greater than 10% of the available apartment homes are off-line for major renovation and those that did not achieve stabilization as of the most recent quarter.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested: The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the Stabilization Period for Redevelopment Yield definition, less Recurring Capital Expenditures, minus the project's annualized operating NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by total cost of the project.

Return on Equity ("ROE"): The Company defines ROE as a referenced quarter's NOI less interest expense, annualized, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

Return on Invested Capital ("ROIC"): The Company defines ROIC as a referenced quarter's NOI, annualized, divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Revenue Enhancing Capital Expenditures: The Company defines revenue-enhancing capital expenditures as expenditures that result in increased income generation over time.

Management considers revenue enhancing capital expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues.

Sold Communities: The Company defines Sold Communities as those communities that previously met the criteria for discontinued operations and were disposed of prior to the end of the most recent quarter.

Stabilization for Same Store Classification: The Company generally defines stabilization as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that are stabilized but not yet in the Company's Same-Store portfolio.

Stabilization Period for Development Yield: The Company defines the stabilization period for development property yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments: Expected stabilized yields on development are calculated as follows, projected stabilized NOI less management fees divided by budgeted construction cost on a project-specific basis. Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on page 16 of this presentation, is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management's expectations for the Company's overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated stabilized yield on development as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company's future performance once stabilized.

Total Revenue per Occupied Home: The Company defines total revenue per occupied home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers total revenue per occupied home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

Value Creation: Value creation is defined as the difference between the Company's best estimate of the current or expected market value of a community and its original purchase price or cost basis. Underlying valuation estimates and model inputs are provided by the Company. Estimated value creation is not representative of the Company's expectations for its overall financial performance or cash flow growth and there can be no assurances that the value creation implied for any of the Company's communities will be achieved.

Management considers value creation a useful metric for investors as it quantifies how successful the Company's past investments have been and current investments are expected to be.

YTD Same-Store ("SS") Communities: The Company defines YTD SS Communities as those communities stabilized for two full consecutive calendar years. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, there is no plan to conduct substantial redevelopment activities, and the community is not held for disposition within the current year.

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP net income/(loss) per share for full year 2015 and first quarter of 2015 to forecasted FFO, FFO as Adjusted and AFFO per share:

	Full Year 2015	
	Low	High
Forecasted earnings per diluted share	$ 0.17	$ 0.24
Conversion from GAAP share count	(0.07)	(0.08)
Depreciation	1.49	1.49
Noncontrolling Interests	-	-
Preferred Dividends	0.01	0.01
Forecasted FFO per diluted share	**$ 1.60**	**$ 1.66**
Disposition-related FFO	(0.03)	(0.03)
LTI Transition costs	0.01	0.01
Acquisition-related and other costs	-	-
Forecasted FFO as Adjusted per diluted share	**$ 1.58**	**$ 1.64**
Recurring capital expenditures	(0.17)	(0.17)
Forecasted AFFO per diluted share	**$ 1.41**	**$ 1.47**

	1Q 2015	
	Low	High
Forecasted earnings per diluted share	$ 0.06	$ 0.08
Conversion from GAAP share count	(0.02)	(0.02)
Depreciation	0.37	0.37
Noncontrolling Interests	-	-
Preferred Dividends	-	-
Forecasted FFO per diluted share	**$ 0.41**	**$ 0.43**
Disposition-related FFO	(0.03)	(0.03)
LTI Transition costs	-	-
Acquisition-related and other costs	-	-
Forecasted FFO as Adjusted per diluted share	**$ 0.38**	**$ 0.40**
Recurring capital expenditures	(0.03)	(0.03)
Forecasted AFFO per diluted share	**$ 0.35**	**$ 0.37**

Net Debt to EBITDA: The Company defines net debt to EBITDA as total debt net of cash and cash equivalents divided by EBITDA. EBITDA is defined as net income, excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and other joint venture communities, other depreciation and amortization, noncontrolling interests, net gain on the sale of depreciable property, and RE3 income tax. Management considers net debt to EBITDA a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income and EBITDA is provided below: DEFINITIONS AND RECONCILIATIONS Net Debt-to-EBITDA ($000s) Quarter Ended December 31, 2014 Net income/(loss) attributable to UDR, Inc. $ 65,417 Adjustments (includes continuing and discontinued operations): Interest expense 32,792 Real estate depreciation and amortization 91,406 Real estate depreciation and amortization on unconsolidated joint ventures 12,207 Other depreciation and amortization 2,117 Noncontrolling interests 2,335 Income tax expense/(benefit) (7,087) EBITDA $ 199,187 Gain/(loss) on sale of real estate owned, net of tax (61,267) Acquisition-related costs/(fees), including joint ventures 264 Casualty-related (recoveries)/charges, net 41 EBITDA - adjusted for non-recurring items $ 138,225 Annualized EBITDA – adjusted for non-recurring items $ 552,900 Interest expense $ 32,792 Capitalized interest expense 4,854 Total interest $ 37,646 Preferred dividends $ 931 Total debt $ 3,583,105 Cash 15,224 Net Debt $ 3,567,881 Interest Coverage Ratio 5.29x Fixed Charge Coverage Ratio 5.16x Interest Coverage Ratio – adjusted for non-recurring items 3.67x Fixed Charge Coverage Ratio – adjusted for non-recurring items 3.58x Net Debt-to-EBITDA, adjusted for non-recurring items 6.5x 29

DEFINITIONS AND RECONCILIATIONS 30

In thousands, except per share amounts	Three Months Ended December 31, 2014	Three Months Ended December 31, 2013	Twelve Months Ended December 31, 2014	Twelve Months Ended December 31, 2013
Net income/(loss) attributable to UDR, Inc.	$ 65,417	$ 36,700	$ 154,334	$ 44,812
Distributions to preferred stockholders	(931)	(931)	(3,724)	(3,724)
Real estate depreciation and amortization, including discontinued operations	91,406	88,651	358,154	341,490
Noncontrolling interests	2,335	1,302	5,508	1,470
Real estate depreciation and amortization on unconsolidated joint ventures	12,207	7,718	42,133	33,180
Net (gain)/loss on the sale of depreciable property, excluding TRS	(63,443)	(40,450)	(144,703)	(40,450)
Funds from operations ("FFO"), basic	$ 106,991	$ 92,990	$ 411,702	$ 376,778
Distributions to preferred stockholders - Series E (Convertible)	931	931	3,724	3,724
FFO, diluted	$ 107,922	$ 93,921	$ 415,426	$ 380,502
FFO per common share, basic	$ 0.41	$ 0.36	$ 1.58	$ 1.45
FFO per common share, diluted	$ 0.40	$ 0.36	$ 1.56	$ 1.44
Weighted average number of common shares and OP Units outstanding - basic	263,149	259,310	260,775	259,306
Weighted average number of common shares, OP Units, and common stock equivalents outstanding - diluted	268,201	263,908	265,728	263,926
Impact of adjustments to FFO:				
Acquisition-related costs/(fees), including joint ventures	$ 264	$ -	$ 442	$ (254)
Costs/(benefit) associated with debt extinguishment and tender offer	-	-	192	178
(Gain)/loss on sale of land	2,176	-	1,056	-
Net gain on prepayment of note receivable	-	-	(8,411)	-
Gain on sale of TRS property/marketable securities (1)	-	(2,651)	-	(2,651)
Tax benefit associated with the conversion of certain TRS entities into REITs (2)	(5,770)	-	(5,770)	-
Casualty-related (recoveries)/charges, net (3)	41	-	541	(9,665)
	$ (3,289)	$ (2,651)	$ (11,950)	$ (12,392)
FFO as Adjusted, diluted	$ 104,633	$ 91,270	$ 403,476	$ 368,110
FFO as Adjusted per common share, diluted	$ 0.39	$ 0.35	$ 1.52	$ 1.39
Recurring capital expenditures	(13,944)	(11,732)	(43,921)	(42,707)
AFFO	$ 90,689	$ 79,538	$ 359,555	$ 325,403
AFFO per common share, diluted	$ 0.34	$ 0.30	$ 1.35	$ 1.23

(1) During 4Q13, the Company sold its interest in the Lodge at Stoughton community and recognized a gross GAAP gain of $8.3 million, which was recorded as income/(loss) from unconsolidated entities, and related tax expense of $3.0 million, which was recorded as tax benefit/(provision), net. $2.7 million of the net gain on the sale of our interest in the unconsolidated joint venture is included in FFO and excluded from FFO as Adjusted as it was a gain on a development asset, which is incidental to our main business. The $2.7 million FFO gain represents the net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

(2) During 4Q14, the Company recognized a one-time tax benefit of $5.8 million related to the conversion of certain taxable REIT subsidiary entities into REIT's.

(3) 2014 adjustment relates to damages at our Rosebeach community in California as a result of the earthquake in March 2014 and the storm that hit the west coast in December 2014. 2013 adjustment primarily represents the portion of Hurricane Sandy insurance recoveries in 2013 that relate to the $9.3 million in charges added back to FFO as Adjusted in 4Q12. The difference between the casualty-related recoveries reflected on the Consolidated Statements of Operations and the adjustment above represents the amount of 2013 business interruption recoveries during 2013. The business interruption insurance recoveries are offset by lost rental revenues from the business interruption in 2013.

Forward Looking Statements Certain statements made in this presentation may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the joint ventures with third parties, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws. This presentation and these forward-looking statements include UDR’s analysis and conclusions and reflect UDR’s judgment as of the date of these materials. UDR assumes no obligation to revise or update to reflect future events or circumstances. FORWARD LOOKING STATEMENTS 31

Investor Relations Contact: Chris Van Ens cvanens@udr.com 720.348.7762